UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/23/2010

Technitrol, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05375

PA	23-1292472
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1210 Northbrook Drive, Suite 470, Trevose, PA 19053
(Address of principal executive offices, including zip code)

(215) 355-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 22, 2010, Technitrol announced that its board of directors has named Daniel M. Moloney, age 50, as the company's next chief executive officer, replacing James M. Papada, III, who is retiring, pursuant to a plan announced to the board in 2008. Mr. Moloney comes to Technitrol from Motorola, Inc. where he served as Executive Vice President, President, Home since February 2010; Executive Vice President, President, Home and Networks Mobility from April 2007 to February 2010; Executive Vice President, President, Connected Home Solutions from January 2005 to April 2007. Mr. Moloney is expected to join Technitrol at the end of March 2010. A copy of the press release that Technitrol issued announcing Mr. Moloney's appointment and Mr. Papada's retirement is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 - Press Release dated February 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technitrol, Inc.

Date: February 23, 2010	By:	/s/ James M. Papada, III
James M. Papada, III
Chairman, President & CEO

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated February 22, 2010